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Exhibit 5.2

February 23, 2015

Kinder Morgan, Inc.
1001 Louisiana Street, Suite 1000
Houston, Texas 77002

Ladies and Gentlemen:

We have acted as counsel to Kinder Morgan, Inc., a Delaware corporation (the "Corporation"), in connection with the Registration Statement on Form S-3 (Registration No. 333-200421) (the "Initial Registration Statement") filed by the Corporation on November 21, 2014 with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), and Post-Effective Amendment No. 1 to the Initial Registration Statement filed with the Commission on the date hereof ("Post-Effective Amendment No. 1" and, together with the Initial Registration Statement, the "Registration Statement") relating to the offering from time to time, pursuant to Rule 415 under the Securities Act, of (i) an indeterminate number of shares of the Corporation's Class P common stock, par value $0.01 per share (the "Common Stock"), (ii) an indeterminate principal amount of the Corporation's debt securities, whether senior or subordinated (collectively, the "Debt Securities") and (iii) the guarantees (the "Guarantees") of the Corporation's Debt Securities by one or more subsidiaries of the Corporation identified in the Registration Statement (the "Subsidiary Guarantors") pursuant to a Cross Guarantee Agreement among the Corporation and the Subsidiary Guarantors (the "Cross Guarantee Agreement"). We have been asked by the Corporation to render this opinion.

We have examined originals or copies of (i) the Registration Statement, (ii) the Indentures, each dated as of March 1, 2012 (collectively, the "Indentures"), by and between the Corporation and U.S. Bank National Association (the "Trustee"), pursuant to which the senior debt securities and the subordinated debt securities, as applicable, will be issued, (iii) the Cross Guarantee Agreement, (iv) the Certificate of Incorporation of the Corporation, as amended to date, (v) the Bylaws of the Corporation, as amended to date, (vi) certain resolutions adopted by the Board of Directors of the Corporation, and (vii) such other documents and records as we have deemed necessary and relevant for the purposes hereof. In addition, we have relied on certificates of officers of the Corporation and of public officials and others as to certain matters of fact relating to this opinion and have made such investigations of law as we have deemed necessary and relevant as a basis hereof. In the course of such examinations and investigations, we have assumed the genuineness of all signatures, the authenticity of all documents and records submitted to us as originals, the conformity to original documents and records of all documents and records submitted to us as copies, and the truthfulness of all statements of fact contained therein. We also have assumed the due execution and delivery of the Indentures by a duly authorized officer of the Trustee, and that the Commission filing fee with respect to any Common Stock or Debt Securities sold pursuant to the Registration Statement will be paid at the appropriate time.

Based on the foregoing and subject to the limitations, assumptions and qualifications set forth herein, and having due regard for such legal considerations as we deem relevant, we are of the opinion that:

Kinder Morgan, Inc.
February 23, 2015

1.
with respect to any Debt Securities offered pursuant to the Registration Statement (the "Offered Debt Securities"), when (i) the Offered Debt Securities have been duly authorized for issuance, (ii) the terms thereof and of their respective issue and sale have been duly established and (iii) the Offered Debt Securities have been duly executed by the Corporation and duly authenticated by the Trustee, upon the issuance and delivery of the Offered Debt Securities as contemplated by the Registration Statement, upon receipt by the Corporation of the purchase price therefor, and upon the execution by the Subsidiary Guarantors of a notation of guarantee thereon, the Offered Debt Securities will be validly issued and legally binding obligations of the Corporation, entitled to the benefits of the applicable Indenture, and the Guarantees will be validly issued and legally binding obligations of the Subsidiary Guarantors, entitled to the benefits of the Cross Guarantee Agreement; and

2.
with respect to any Common Stock offered pursuant to the Registration Statement (the "Offered Common Stock"), the Offered Common Stock has been duly authorized for issuance, and when the terms of its issue and sale have been duly established, upon the issuance and delivery of the Common Stock as contemplated by the Registration Statement, and upon receipt by the Corporation of the purchase price therefor, the Offered Common Stock will be validly issued, fully paid and nonassessable.

The foregoing opinion is based on and limited to applicable New York law, the General Corporation Law of the State of Delaware and the applicable federal laws of the United States of America, and we render no opinion with respect to the law of any other jurisdiction. The reference to the General Corporation Law of the State of Delaware in the preceding sentence includes the referenced statutory provisions as well as all applicable provisions of the Delaware Constitution and the reported judicial cases interpreting those laws currently in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the references to our firm under the heading "Validity of the Securities" in the prospectus included in the Registration Statement. In giving such consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the Commission thereunder.

Very truly yours, /s/ Bracewell & Giuliani LLP

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  Exhibit 5.2